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                                                                 EXHIBIT 23.1


                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


         We consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement (No. 33-80973) on Form SB-2 of our report dated February 13, 1996, on our audits of the combined financial statements of TMCI Electronics, Inc., Touche' Manufacturing Company, Inc. and Touche' Electronics, Inc. We also consent to the reference to our firm under the caption "Experts."

         On July 1, 1996, the firm Mortenson and Associates, P.C. changed its name to Moore Stephens, P.C.




                                         MOORE STEPHENS, P.C.
                                         Certified Public Accountants


Cranford, New Jersey
March 19, 1997